EXHIBIT 99.3
Introduction
     Our unaudited pro forma as adjusted balance sheet as of September 30, 2006 reflects the following transactions as if they occurred on September 30, 2006 (in thousands):
•	Our acquisition of substantially all of the assets and properties of OGR, for approximately $291.0 million in cash and 3.2 million shares of our common stock valued at $51.4 million. The acquisition was funded with the proceeds of a $300.0 million bridge loan. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and the liabilities assumed as if the acquisition occurred on September 30, 2006 (in thousands):

Current assets	$15,497
Property and equipment	201,651
Intangibles including goodwill	124,059
Other long-term assets	4,801

Total assets acquired	346,008

Current liabilities	2,848

Total liabilities assumed	2,848

Net assets acquired	$343,160

We expect to incur approximately $0.8 million of acquisition costs in connection with this acquisition. OGRs’ historical property and equipment values are expected to be increased by approximately $171.0 million based on third-party valuations. We do not expect any material differences from the preliminary allocation of the purchase price and actual purchase price allocation; and

•	Our acquisition of Petro-Rentals, Incorporated, or Petro-Rentals, which was completed on October 16, 2006 for approximately $29.8 million in cash, which includes the payment of approximately $9.5 million of debt, and 246,761 shares of our common stock. The acquisition was funded with cash on hand remaining from our August 2006 equity and debt securities offerings. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed as if the acquisition occurred on September 30, 2006 (in thousands):

Current assets	$9,017
Property and equipment	28,200
Intangibles including goodwill	3,312
Other long-term assets	2

Total assets acquired	40,531

Current liabilities	2,333
Other long term liabilities	7,000

Total liabilities assumed	9,333

Net assets acquired	$31,198

We expect to incur approximately $82,000 of acquisition costs in connection with this acquisition. Petro-Rentals’ historical property and equipment values are expected to be increased by approximately $15.0 million based on third-party valuations. We do not expect any material differences from the preliminary allocation of the purchase price and actual purchase price allocation.

     Our unaudited pro forma as adjusted condensed consolidated statement of operations for the nine months ended September 30, 2006 reflects the following transactions as if such transactions occurred on January 1, 2005:
•	Our acquisition of Rogers Oil Tools, Inc. or Rogers, which closed on April 3, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$4,520
Property and equipment	9,866
Intangible assets	1,131

Total assets acquired	15,517

Current liabilities	1,717
Other long term liabilities	100

Total liabilities assumed	1,817

Net assets acquired	$13,700

We paid the purchase price with $11.3 million in cash (of which we borrowed $5.0 million under our line of credit), a $750,000 seller financed note and 125,285 newly issued shares of our common stock, which had a value of $1.7 million. We incurred approximately $341,000 of acquisition costs in connection with the Rogers acquisition. Rogers’ historical property and equipment book values were increased by approximately $8.4 million based on third-party valuations. Intangible assets include $981,000 assigned to patents and $150,000 assigned to a non-compete agreement based on third-party valuations and an employment contract. The intangibles have a weighted-average useful life of 11 years;

•	Our acquisition of DLS Drilling, Logistics & Service Corporation, or DLS, which closed August 14, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$54,370
Property and equipment	150,441
Other long-term assets	21

Total assets acquired	204,832

Current liabilities	36,530
Long-term debt	6,114
Intercompany note	17,256
Other long term liabilities	27,000

Total liabilities assumed	86,900

Net assets acquired	$117,932

We paid the purchase price with included $93.7 million in cash, $38.1 million in our common stock, $3.4 million of acquisition costs, less approximately $17.3 million of debt assigned to us. The cash component of the acquisition was funded from the proceeds of the August 2006 offering of our 9.0% senior notes and the sale of an additional 3.45 million shares of our common stock. We incurred approximately $3.4 million of acquisition costs in connection with the DLS acquisition. DLS historical property and equipment values were increased by approximately $42.7 million based on third-party valuations;

•	the sale of $95.0 million aggregate principal amount of notes in August 2006;

•	our issuance of an additional 3.45 million shares of our common stock in order to fund a portion of the cash component of the purchase price for the DLS acquisition;

•	our acquisition of Petro-Rentals, for approximately $29.8 million in cash and 246,761 shares of our common stock; and

•	our acquisition of substantially all of the assets and properties of OGR, for approximately $291.0 million in cash and 3.2 million shares of our common stock. The historical results shown for OGR are for the nine months ended July 31, 2006.
     Our unaudited pro forma as adjusted condensed consolidated statement of operations for the year ended December 31, 2005 reflects the following transactions as if such transactions occurred on January 1, 2005:
•	Our acquisition of Delta Rental Service, Inc., or Delta, which closed on April 1, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,327
Property and equipment	5,529
Intangible assets	150

Total assets acquired	7,006

Current liabilities	633
Long-term debt	523

Total liabilities assumed	1,156

Net assets acquired	$5,850

We paid the purchase price with approximately $4.5 million in cash, newly issued shares of our common stock valued at approximately $1.0 million and two promissory notes totaling $350,000 in principal amount. We incurred approximately $28,000 of acquisition costs in connection with the Delta acquisition. Delta’s historical property and equipment values were increased by approximately $4.2 million based on third-party valuations. The fair value of the $150,000 non-compete intangible asset was based on the related employment contract and has a useful life of 3 years;
•	Our acquisition of Capcoil Tubing Services, Inc., or Capcoil, which closed on May 2, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,706
Property and equipment	2,908
Other long-term assets	11
Intangible assets	1,389
Goodwill	184

Total assets acquired	6,198

Current liabilities	847
Long-term debt	1,851

Total liabilities assumed	2,698

Net assets acquired	$3,500

We paid the purchase price with approximately $2.7 million in cash and newly issued shares of our common stock valued at approximately $750,000. We incurred approximately $26,000 of acquisition costs in connection with the Capcoil acquisition. Capcoil’s historical property and equipment book values were increased by approximately $1.0 million based on third-party valuations. Intangible assets include $1.0 million assigned to non-compete agreements included in employment contracts and $364,000 assigned to customer lists based on third-party valuations. The intangibles have a weighted-average useful life of 5 years;

•	Our acquisition of the assets of W.T. Enterprises, Inc., or W.T. Ent, which closed on July 11, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets at the date of acquisition (in thousands):

Property and equipment	$4,500
Intangible assets	1,481
Goodwill	82

Total assets acquired	$6,063

We paid the purchase price with borrowing under our line of credit. We incurred approximately $63,000 of acquisition costs in connection with the W.T. Ent acquisition. W.T. Ent historical property and equipment book values were increased by approximately $3.0 million based on third-party valuations. Intangible assets include $600,000 assigned to non-compete agreements and $881,000 assigned to customer lists based on third-party valuations. The intangibles have a weighed-average useful life of 8 years.
•	Our acquisition of the minority interest in AirComp LLC from M-I LLC and a subordinated note in the principal amount of $4.8 million, which closed on July 11, 2005. We paid the purchase price with $7.1 million in cash from borrowing under our line of credit and the issuance of a new $4.0 million 5% subordinated note;

•	Our acquisition of Specialty Rental Tools, Inc., or Specialty, which closed on January 18, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Accounts receivable	$7,167
Other current assets	425
Property and equipment	90,540

Total assets acquired	98,132

Current liabilities	2,058
Long-term debt	74

Total liabilities assumed	2,132

Net assets acquired	$96,000

We paid the purchase price with net proceeds from or issuance of 9% senior notes in January 2006. We incurred approximately $453,000 of acquisition costs in connection with the Specialty acquisition. Specialty’s historical property and equipment book values were increased by approximately $71.5 million based on third-party valuations.
•	our issuance of $160.0 million aggregate principal amount of 9% senior notes in January 2006;

•	our acquisition of Rogers, which closed on April 3, 2006, for $11.3 million cash (of which we borrowed $5.0 million under our debt facility), the issuance of a $750,000 three year promissory note and the issuance of 125,285 shares of our common stock;

•	our acquisition of DLS, which closed August 14, 2006 for $93.7 million in cash and the issuance of 2.5 million shares of our common stock to the sellers as the stock component of the purchase price for DLS;

•	our sale of $95.0 million aggregate principal amount of notes in August 2006;

•	our issuance of an additional 3.45 million shares of our common stock in order to fund a portion of the cash component of the purchase price for the DLS acquisition;

•	our acquisition of Petro-Rentals, for approximately $29.8 million in cash and 246,761 shares of our common stock; and

•	our acquisition of substantially all of the assets and properties of OGR, for approximately $291.0 million in cash and 3.2 million shares of our common stock. The historical results shown for OGR are for the year ended October 31, 2005.
     However, the pro forma as adjusted statement of operations information presented below does not give effect to our immaterial acquisition of Target Energy, Inc., which was acquired effective August 1, 2005, and our acquisition of certain casing and tubing assets from Patterson Services, Inc. on September 1, 2005.
     Adjustments for the above-listed transactions on an individual basis are presented in the notes to the unaudited pro forma as adjusted financial statements.
     Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma as adjusted financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto appearing elsewhere herein. The unaudited pro forma as adjusted consolidated condensed financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dated indicated, nor do they project our results of operations or financial position of any future period or date.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2006

	Allis-Chalmers		Petro Rentals			OGR		Allis-Chalmers
	Consolidated	Petro Rentals	Purchase		OGR	Purchase		Consolidated
	Historical	Historical	Adjustments		Historical	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$50,311	$2,769	$(27,291)	A	$4,595	$(1,466)	A	$28,918
Investments	—	219	—		19,643	(19,643)	H	219
Trade receivables, net	85,156	4,989	—		13,400	—		103,545
Inventories	25,813	401	—		1,349	—		27,563
Prepaids and other	6,374	639	—		319	—		7,332

Total Current Assets	167,654	9,017	(27,291)		39,306	(21,109)		167,577

Property and equipment, net	341,483	13,187	15,013	B	30,694	170,957	B	571,334
Goodwill	12,417	—	1,752	C	—	104,059	C	118,228
Other intangibles, net	6,802	—	1,560	C	—	20,000	C	28,362
Debt issuance costs, net	8,585	—	—		—	5,500	A	14,085
Other assets	155	2	—		8,320	(3,519)	H	4,958

Total Assets	$537,096	$22,206	$(8,966)		$78,320	$275,888		$904,544

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$8,493	$2,017	$(1,601)	A	$—	$300,000	A	$308,909
Trade accounts payable	26,311	408	—		916	—		27,635
Accrued employee benefits	10,050	36	300	D	—	—		10,386
Accrued interest	4,950	—	—		—	—		4,950
Accrued expenses	16,754	1,173	82	E	1,932	—		19,941

Total Current Liabilities	66,558	3,634	(1,219)		2,848	300,000		371,821

Accrued postretirement benefit obligations	304	—	—		—	—		304
Long-term debt, net of current maturities	262,466	5,494	(5,494)	A	—	—		262,466
Other long-term liabilities	27,300	1,140	5,860	F	—	—		34,300

	356,628	10,268	(853)		2,848	300,000		668,891

Stockholders’ equity
Common stock	246	101	(99)	G	115	(83)	I	280
Capital in excess of par value	153,135	—	3,823	G	20,207	31,121	I	208,286
Accumulated other comprehensive income	—	7	(7)	G	1,266	(1,266)	I	—
Retained earnings	27,087	11,830	(11,830)	G	53,884	(53,884)	I	27,087

Total Stockholders’ Equity	180,468	11,938	(8,113)		75,472	(24,112)		235,653

Total Liabilities and Stockholders’ Equity	$537,096	$22,206	$(8,966)		$78,320	$275,888		$904,544

See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006, EXCEPT FOR OGR WHOSE NINE MONTHS ENDED JULY 31, 2006
(In thousands, except per share data)

	Allis-Chalmers		Rogers			DLS					Petro Rentals			OGR		Allis-Chalmers
	Consolidated	Rogers	Purchase		DLS	Purchase		Offering		Petro Rentals	Purchase		OGR	Purchase		Consolidated
	Historical	Historical	Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Historical	Adjustments		Pro Forma
Revenues	$193,236	$2,085	$—		$103,898	$—		$—		$14,653	$—		$56,543	$—		$370,415
Cost of revenues	123,184	1,105	121	AA	86,868	(606)	AB	—		8,212	(172)	AB	14,813	4,498	AA	238,023

Gross profit	70,052	980	(121)		17,030	606		—		6,441	172		41,730	(4,498)		132,392

General and administrative expense	26,494	820	33	AC	4,317	—		198	AD	3,510	117	AC	8,451	5,333	AC	49,273

Income (loss) from operations	43,558	160	(154)		12,713	606		(198)		2,931	55		33,279	(9,831)		83,119

Other income (expense)
Interest, net	(12,085)	2	(109)	AE	(3,391)	1,029	AF	(4,969)	AG	(179)	—		730	(27,318)	AH	(46,290)
Other	(6)	(7)	—		(829)	—		—		—	—		250	(218)	AO	(810)

Income (loss) before taxes	31,467	155	(263)		8,493	1,635		(5,167)		2,752	55		34,259	(37,367)		36,019

Taxes	(6,197)	—	—	AI	(4,512)	967	AJ	—	AI	(1,073)	1,073	AI	—	—	AI	(9,742)

Income from continuing operations	25,270	155	(263)		3,981	2,602		(5,167)		1,679	1,128		34,259	(37,367)		26,277

Income from discontinued operations	—	—	—		2,375	—		—		—	—		—	—		2,375

Net income (loss)	$25,270	$155	$(263)		$6,356	$2,602		$(5,167)		$1,679	$1,128		$34,259	$(37,367)		$28,652

Pro forma net income (loss) per common share
Basic	$1.33															$1.03

Diluted	$1.25															$0.98

Weighted average shares outstanding
Basic	18,944		42	AK		2,361	AK	3,258	AL		247	AM		3,200	AN	28,052

Diluted	20,155		42	AK		2,361	AK	3,258	AL		247	AM		3,200	AN	29,263

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005, EXCEPT FOR OGR WHOSE YEAR ENDED OCTOBER 31, 2005
(In thousands, except per share data)

	Allis-Chalmers		Delta			Capcoil			W.T. ENT		MI			Specialty					Rogers			DLS					Petro-Rental			OGR		Allis-Chalmers
	Consolidated	Delta	Purchase		Capcoil	Purchase		W.T. ENT	Purchase		Purchase		Specialty	Purchase		Debt		Rogers	Purchase		DLS	Purchase		Offering		Petro-Rental	Purchase		OGR	Purchase		Consolidated
	Historical	Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Historical	Adjustments		Pro Forma
Revenues	$105,344	$821	$—		$2,161	$—		$2,057	$—		$—		$32,709	$—		$—		$8,376	$—		$129,849	$—		$—		$13,597	$—		$51,316	$—		$346,230
Cost of revenues	74,763	211	82	AA	1,458	132	AA	1,331	187	AA	—		8,550	5,564	AA	—		4,420	499	AA	113,351	637	AB	—		6,899	960	AB	17,715	7,674	AA	244,433

Gross profit	30,581	610	(82)		703	(132)		726	(187)		—		24,159	(5,564)		—		3,956	(499)		16,498	(637)		—		6,698	(960)		33,601	(7,674)		101,797

General and administrative expense	17,363	985	—		421	28	BA	342	75	BA	—		7,232	(386)	BB	700	BC	2,527	138	BA	3,933	—		317	BD	3,867	156	BA	7,889	5,334	BA	50,921

Income (loss) from operations	13,218	(375)	(82)		282	(160)		384	(262)		—		16,927	(5,178)		(700)		1,429	(637)		12,565	(637)		(317)		2,831	(1,116)		25,712	(13,008)		50,876

Other income (expense)
Interest, net	(4,397)	(8)	—		(26)	—		(17)	—		21	BE	(49)	(8,640)	BF	(1,363)	BG	53	(438)	AE	(5,394)	2,178	AF	(7,950)	AG	6	—		614	(33,064)	BI	(58,474)
Other	186	116	—		—	—		—	—		—		72	—		—		237	—		7,127	—		—		—	—		1,958	—		9,696

Income (loss) before taxes	9,007	(267)	(82)		256	(160)		367	(262)		21		16,950	(13,818)		(2,063)		1,719	(1,075)		14,298	1,541		(8,267)		2,837	(1,116)		28,284	(46,072)		2,098

Minority interest	(488)	—	—		—	—		—	—		488	BH	—	—		—		—	—		—	—		—		—	—		—	—		—
Taxes	(1,344)	(142)	142	AI	(87)	87	AI	(111)	111	AI	—	AI	—	—	AI	—	AI	—	—	AI	(3,547)	(1,997)	AJ	—	AI	(1,071)	1,071	AI	—	—	AI	(6,888)

Net income (loss) from continuing operations	7,175	(409)	60		169	(73)		256	(151)		509		16,950	(13,818)		(2,063)		1,719	(1,075)		10,751	(456)		(8,267)		1,766	(45)		28,284	(46,072)		(4,790)

Discontinued operations	—	—	—		—	—		—	—		—		—	—				—	—		(4,138)	—		—		—	—		—	—		(4,138)

Net income (loss)	$7,175	$(409)	$60		$169	$(73)		$256	$(151)		$509		$16,950	$(13,818)		$(2,063)		$1,719	$(1,075)		$6,613	$(456)		$(8,267)		$1,766	$(45)		$28,284	$(46,072)		$(8,928)

Pro forma net income (loss) per common share
Basic	$0.48																															$(0.36)

Diluted	$0.44																															$(0.36)

Weighted average shares outstanding
Basic	14,832		56	BJ		56	BJ												125	BK		2,500	BK	3,450	BL		247	AM		3,200	AN	24,466

Diluted	16,238		56	BJ		56	BJ												125	BK		2,500	BK	3,450	BL		247	AM		3,200	AN	24,466	BM

     The following pro forma adjustments have been made to the historical financial statements:
A)	Reflects the cash needed to complete the acquisitions. The Petro-Rentals acquisition required a cash payment of $20.2 million and the repayment of Petro-Rentals $7.1 million of borrowings under existing credit facilities. Petro-Rentals note related to insurance premiums will not be repaid at the acquisition date. As part of the OGR transaction, the sellers were paid $291.0 million and retain the existing cash in OGR, in addition we expect to incur transaction costs of $0.8 million. The OGR transaction was funded by a $300.0 million bridge loan with net proceeds of $294.5 million. Reflects the payment of cash by the sellers of OGR as working capital at September 30, 2006 as defined in the Agreement was below the required $11.3 million by $429,000.

B)	Reflects the step-up in the basis of the fixed assets as a result of the acquisition to the lower of fair market value or actual cost.

C)	Reflects the estimated allocation of the purchase price to goodwill and other intangibles such as customer lists, patents and non-competes.

D)	Reflects the current portion of payments due to the former owner and a key member of management of Petro-Rentals.

E)	Reflects the payment of accrued expenses related to the acquisition of Petro-Rentals.

F)	Reflects the deferred taxes related to the difference between the step-up basis of the fixed assets compared to the tax basis of those assets along with the non current portion of payments due to the former owner of Petro-Rentals.

G)	Reflects the elimination of the Petro-Rentals stockholders’ equity and the issuance of common stock worth $3.8 million in the Petro-Rentals acquisition. The common stock issued to the seller of Petro-Rentals was valued at $15.50 per share, which was the average trading price of the common stock for the two day period prior to and after the date of the Petro-Rentals acquisition, including the date of the acquisition.

H)	Reflects the assets retained by the sellers in the OGR transaction.

I)	Reflects the elimination of the OGR’s stockholders’ equity and the issuance of common stock worth $51.4 million in the OGR asset purchase. The common stock issued to the sellers of OGR was valued at $16.05 per share, which was the average trading price of the common stock for the two day period prior to and after the date of the announcement of the OGR asset purchase, including the date of the announcement.

AA)	Reflects the increase in depreciation expense as a result of the step-up in basis of fixed assets.

AB)	Reflects the impact of depreciation expense as a result of the step-up in basis of fixed assets and a longer estimated life on the fixed assets.

AC)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisition of Rogers, Petro-Rentals and OGR. Also reflects the amortization of the bridge loan fees in connection with the OGR asset acquisition. The bridge loan fees are being amortized over 18 months, the term of the facility, therefore 6 months are amortized during the period. An additional bridge loan fee of .75% of the outstanding loan balance is due if the bridge loan is outstanding for more than 12 months. This entire fee is amortized during the period.

AD)	Reflects the amortization on the financing fees related to the offering, issuance and sale of an additional $95.0 million of senior notes in the August 2006 notes offering.

AE)	Reflects the interest expense related to cash borrowed to affect the acquisitions. In conjunction with the Rogers acquisition, we issued a $750,000 note to the seller bearing interest at 5.0% fixed and we borrowed $5.0 million under our line of credit. We assumed an 8.0% interest rate for this $5.0 million borrowing which was our borrowing rate of our committed line of credit at that time. Each 0.125% of change in this interest rate would affect interest expense by $6,250 per annum.

AF)	Reflects the elimination of interest expense due to historical debt not being assumed or replaced. Approximately $8.6 million of pre-acquisition debt of DLS remained outstanding after the acquisition. The interest rate assumed on the $8.6 million of DLS debt was 6.21%, which was the actual average interest rate on this debt up to the acquisition date. Each 0.125% change in this interest rate would affect interest expense by $10,770 per annum. The interest expense category for DLS’ historical financials also includes other bank fees and other financial expenses of approximately $2.0 million up until the acquisition date, $2.7 million at December 31, 2005.

AG)	Reflects the interest expense related to the offering, issuance and sale of $95.0 million of senior notes in the August 2006 notes offering bearing interest at 9.0% offset by reduction of interest on existing debt that were repaid in conjunction with the offerings. We repaid our $4.0 million, 5.0% subordinated note with a portion of the net proceeds of the August 2006 notes offering. We also repaid the $5.0 million of indebtedness borrowed for the Rogers acquisition under our revolving line of credit with proceeds of the August 2006 notes offering.

AH)	Reflects the interest expense related to $300.0 million bridge loan obtained to fund the OGR asset acquisition. An interest rate of 11.15% was used on the first $200.0 million of borrowing and a rate of 13.15% was used on the balance. The interest rate on the bridge increases 1.0% after 12 month. Each 0.125% change in this interest rate would affect interest expense by $375,000 per annum. The historical interest income has also been eliminated as the assets that produced the income were not acquired in the OGR asset purchase.

AI)	A statutory tax rate of 35.0% was applied to the adjustments, but since Allis-Chalmers has a net operating loss carryforward no tax expense was recorded. In addition, the Allis-Chalmers net operating loss position offsets the historical tax liabilities of the acquired companies. The net operating loss carryforward, after the historical results for Allis-Chalmers for the year ended December 31, 2005, is approximately $20.2 million.

AJ)	Income taxes for DLS were computed at the Argentina statutory tax rate of 35.0%. Allis-Chalmers has no net operating losses in Argentina to offset the tax liability.

AK)	Reflects the pro rata issuance of shares of our common stock as part of the acquisition price for Rogers and DLS. The Rogers acquisition, completed April 1, 2006, included consideration of $1,650,000 in stock which equated to 125,285 shares of our common stock. The stock component of the purchase price for the DLS acquisition, completed August 14, 2006, was fixed at 2.5 million shares of our common stock.

AL)	Reflects the pro rata issuance of shares of our common stock as a result of our August offering of 3.45 million shares of our common stock to fund a portion of the cash component of the purchase price for the DLS acquisition.

AM)	Reflects the issuance of shares of our common stock in October 2006 as part of the acquisition price for Petro-Rentals. The stock component of the purchase price for the Petro-Rentals acquisition is comprised of 246,761 shares of our common stock.

AN)	Reflects the issuance of shares of our common stock as part of the acquisition price for the OGR assets. The stock component of the purchase price for the OGR assets is comprised of 3.2 million shares of our common stock.

AO)	Reflects the elimination of investment income related to assets not acquired as part of the OGR transaction.

BA)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisitions of Capcoil, W. T. Ent, Rogers, Petro-Rentals and OGR. Also reflects the amortization of the bridge loan fees in connection with the OGR asset acquisition.

BB)	Reflects decreased rent expense of $386,000 per annum in connection with Specialty acquisition: We entered into a new lease for the Specialty yard with the seller. Entering into this lease was required by the purchase agreement and was a condition to the closing of the Specialty acquisition.

BC)	Reflects the amortization of the financing fees related to the $160.0 million senior notes offering in January 2006.

BD)	Reflects the amortization on the financing fees related to the $95.0 million senior notes offering in August 2006.

BE)	To acquire M-I’s 45% interest in AirComp we issued a new note for $4.0 million to replace a note for $4.8 million, both notes bore interest at 5.0%.

BF)	Reflects the interest expense on the $96.0 million of the $160.0 million of senior notes issued in January 2006 used to complete the acquisition of Specialty. The senior notes have a fixed interest rate of 9.0%.

BG)	Reflects the interest expense related to the proceeds of the $160.0 million senior notes offering in January 2006 in excess of cash needed for the Specialty acquisition. The senior notes have a fixed interest rate of 9.0%.

BH)	Reflects the elimination of the 45% minority interest position of M-I.

BI)	Reflects the interest expense related to $300.0 million bridge loan obtained to fund the OGR asset acquisition. An interest rate of 10.15% was used on the first $200.0 million of borrowing and a rate of 12.15% was used of the remaining $100.0 million. Each 0.125% change in this interest rate would affect interest expense by $375,000 per annum. The historical interest income has also been eliminated as the assets that produced the income were not acquired in the OGR asset purchase.

BJ)	Reflects the pro rata issuance of shares of our common stock as part of the acquisition price for Delta and Capcoil. The Delta acquisition, completed April 1, 2005, included consideration of $1.0 million in our common stock, or 168,161 shares of common stock. The Capcoil acquisition, completed May 2, 2005, included consideration of $765,000 in our common stock, or 243,114 shares of our common stock.

BK)	Reflects the issuance of shares of our common stock as part of the acquisition price for Rogers and DLS. The Rogers acquisition, completed April 1, 2006, included consideration of $1,650,000 in stock which equated to 125,285 shares of our common stock. The stock component of the purchase price for the DLS acquisition, completed August 14, 2006, was fixed at 2.5 million shares of our common stock.

BL)	Reflects the issuance of shares of our common stock as a result of our August offering of 3.45 million shares of our common stock to fund a portion of the cash component of the purchase price for the DLS acquisition.

BM)	The impact of common stock equivalents are anti-dilutive and accordingly are not included herein.